                                                                    Exhibit 10.6


                          DIRECTORY DELIVERY AGREEMENT

                                     BETWEEN

                         CINCINNATI BELL DIRECTORY, INC.

                                       AND

                     DIRECTORY DISTRIBUTING ASSOCIATES, INC.


                                 JANUARY 1, 2003

PREAMBLE - This Agreement is made by and between Cincinnati Bell Media LLC, located at 312 Plum Street, Suite 900, Cincinnati, Ohio 45202 (referred to as "BUYER") and Directory Distributing Associates, Inc. (referred to as "SELLER") with principal offices located at 160 Corporate Woods Court, Bridgeton, Missouri 63044.

The BUYER agrees to purchase and the SELLER agrees to sell the services described in this Agreement, in accordance with the terms and conditions stated below:

SERVICES AND CONTRACT PERIOD - The SELLER shall perform delivery of BUYER's telephone directories and distribution related services, as defined in the section, INITIAL DISTRIBUTION (referred to as "SERVICES").

The terms of this Agreement shall commence on January 1, 2003 and shall, except as otherwise provided herein, continue in effect thereafter until December 31, 2005. The BUYER in its sole discretion may renew this Agreement for an additional term of one year each in years ending December 31, 2006 and December 31, 2007, respectively. This extension option may be exercised by the BUYER indicating to the SELLER its intention to extend the contract by December 31, 2004 for year 2005 and by December 31, 2005 for year 2006. Seller can earn extension years based on performance within the initial three (3) year Agreement period (see Attachment B - Performance Measurement Bonus Plan).

DIRECTORY DELIVERY SPECIFICATIONS
---------------------------------

COVERAGE
--------

The services enumerated herein to be rendered by SELLER to BUYER in the state(s) of Ohio, Kentucky and Indiana and any other areas that are mutually agreed upon by the parties hereto.

CHANGES
-------

BUYER reserves the right to change BUYER's specifications in any respect upon written notice to SELLER provided that any such changes do not have a materially adverse effect on SELLER's operations and provided that SELLER shall have a reasonable period of time to make any such change. Unless otherwise provided, BUYER shall compensate SELLER for any demonstrable increased costs or SELLER shall make allowance for any demonstrable decreased cost incident to such changes.

INITIAL DISTRIBUTION
--------------------

Each year, during the term of this Agreement, the BUYER shall provide to the SELLER, prior to January 1 of each year a schedule for all deliveries to be made during that calendar year.

Upon the request of the BUYER, and in accordance with the terms and conditions of this Agreement, SELLER shall perform Initial Distribution responsibilities, as described in this agreement, to BUYER's customers as BUYER shall designate, of only such telephone directories published by BUYER.

A.   Distribution Data
     -----------------

BUYER shall furnish to SELLER the following information in writing at least forty-five (45) days prior to the date on which initial distribution of a new issue is to begin:

     1. A preliminary printing/shipping schedule that includes an estimate of the print quantities and start ship dates. This data is commonly provided to SELLER from BUYER on a request form referred to as a 10 Week Delivery Production Schedule, which is provided by SELLER 10 weeks prior to Distribution Start. BUYER shall also provide an estimate of the number of directories for each title to be delivered. Shipping schedule to include an estimate of quantities and directory ship start dates. Actual detailed shipping schedule by directory will be provided to SELLER approximately one week before the start of each delivery.

     2. The dates on which distribution shall begin and the number of days scheduled to complete delivery.

     3. The telephone number and identification of the transportation carrier and the name of Supervisor(s) in charge of truck operations that will be used in moving directories from the printer to SELLER's facilities (delivery stations or warehouses).

     4.  Instructions for the disposal of obsolete directories.

     5. The date in which SELLER will receive the Delivery Records (Data Files) from BUYER as well as a contact name of the sender of these files.

     6. Detailed instructions pertaining to changes to the scope of the distribution area - if applicable.

     7.  Instructions on how and if coin phone locations should be handled.

     8. Plans for the distribution of ride-along inserts and pertinent directions.

     9. Any other significant changes requested by BUYER that would impact the distribution.

SELLER shall furnish to BUYER the following information prior to the date on which initial distribution of a new issue of directories is to begin:

     1. An operation plan to the appropriate Directory Delivery Manager of BUYER for approval, for each distribution, at least forty-five (45) days prior to the start of each distribution. The operational plan should include proposed rates for route people, recruitment plan, number of support people, location of distribution center, number of route people required, duration of initial distribution, carrier recruitment, salvage requirement and any other item that may be reasonably requested by BUYER.

     2. A list of managers and their respective delivery station assignments for approval by BUYER at least 45 days prior to start of each distribution.

     3. Pro Forma cost estimate at least forty-five (45) days prior to the start of each delivery. Pro Forma estimate would include all direct expense estimates and will be used as the mechanism for the administration Managed Cost Incentive Plan (see Attachment C).

B.   Delivery Personnel
     ------------------

  1. SELLER shall be responsible for the hiring, training, compensation, termination and all other matters relating to any persons or business entities utilized, contracted or employed by SELLER in the conduct of its business hereunder. The BUYER shall have no responsibility for any of the foregoing matters, and SELLER shall indemnify, defend and hold harmless BUYER from any liability and expenses, including reasonable attorney's fees, incurred in defending any actions or proceedings brought against it by reason thereof. Nothing contained in this Agreement shall be construed to imply that SELLER or any of his agents or employees are officers or employees of the BUYER. It is expressly agreed that SELLER is an independent contractor.

  2. SELLER shall instruct, in a uniform manner, each delivery person on BUYER's requirements for directory distribution. These instructions shall be in accordance with the requirements of this Section, Initial Distribution.

  3. In the event the SELLER elects to employ delivery personnel who drive trucks or automobiles, SELLER will make certain that all such drivers meet U.S. Department of Transportation Standards and any other federal, state or local regulations in which the drivers should operate.

C.   Delivery Stations
     -----------------

     1. SELLER is required to obtain the necessary facilities (delivery stations) in each delivery area to efficiently distribute directories. BUYER must be notified forty five (45) days in advance of occupancy if SELLER will use any facility that has not been used previously as a delivery station. All delivery stations must be acceptable to the BUYER.

     2. Seller shall furnish the BUYER with the following information in writing at least forty-five (45) days prior to the delivery start date:

              a. The address of the facilities from which the delivery will be made.

              b.  The name of supervisor in charge of each facility.

              c. The number and type of telephone lines that will be needed in each delivery office as well as a contact name and telephone number for the local owner or manager of each facility.

              d. The opening and closing dates of the facility. These dates are normally based upon the delivery start and finish dates, but may be extended with BUYER's approval.

     3. SELLER is responsible for all costs associated with the facilities unless otherwise authorized in writing by BUYER. BUYER will provide telephone service except for delivery stations outside of the Cincinnati Bell Telephone operating area.

D.   Shipping of Directories
     -----------------------

SELLER shall receive new issue directories shipped by BUYER to delivery stations, warehouses and other delivery points (facilities) approved by BUYER.

The shipping instructions shall be coordinated between the SELLER and designated representative of BUYER. SELLER will be responsible for issuing the shipping instructions. Directories will be shipped by truck or rail to delivery points. Initial shipments will arrive before 8:00 a.m. (or as negotiated) on the day delivery starts and SELLER will coordinate deliveries with BUYER's carrier until all are received.

SELLER will furnish BUYER or BUYER's agent with one copy of the shipper's receipt for each directory shipment and will be responsible for verifying the accuracy of the number and type of directories in each trailer. The shipper's receipts should be provided to BUYER in same sequence as trailer log. For any loss or damage, see "Directory Loss or Damage".

SELLER is responsible for instructing carrier to place the trailers in a safe and secure location. The SELLER will be responsible for any damages that occur to the carrier's equipment or parking surface, i.e., towing, rigging, and snow plowing.

SELLER shall have available at such delivery points adequate equipment and labor to receive and handle directory shipments promptly. SELLER shall unload trailers or box cars on a first-in, first-out (FIFO) basis.

SELLER is responsible for release of trailers from the delivery points as quickly as reasonably possible to avoid detention charges. BUYER may bill the SELLER for excess detention charges for which reasons SELLER has control. "Free time" starts at the exact date and time of the trailer's arrival at the delivery point. "Free time" excludes Saturdays and Sundays. However, detention charges are assessed on all days, after the "free time" that the transportation company is available to pick up trailers, including Saturdays, Sundays and Holidays. SELLER shall contact shipper to determine allowable "free time".

SELLER shall not be liable for detention charges incurred for reasons beyond SELLER's control or reasons that SELLER could not have reasonably foreseen and provided for, provided that, SELLER immediately notifies the BUYER of the reason within the allowable "free time". SELLER shall be liable for detention charges incurred for reasons within SELLER's control or reasons that SELLER could have reasonably foreseen and avoided. BUYER is responsible for all costs, except those stated above, associated with transshipping or subsequent transportation of directories following directory shipments from BUYER's printer, unless otherwise approved by BUYER. BUYER is responsible for transshipping from a warehouse to delivery station or from delivery station to delivery station, if pre-approved.

The SELLER will be required to maintain trailer logs and will reconcile all detention bills with the BUYER before payment is made for the distribution.

SELLER is responsible for all costs associated with transshipping or subsequent transportation of directories from any delivery point to another delivery point following directory shipments from BUYER's printer, unless otherwise specified by BUYER. For example, if a trailer has to be moved off a delivery site for a weekend and is then returned, the SELLER is responsible for this transportation cost. BUYER is responsible for transshipping from a preapproved warehouse to delivery station.

SELLER shall be responsible for preparing an accurate trailer log(s). Included are: trailer number, time and date requested, time and date received, time and date released and time and date picked up.

SELLER is responsible for notifying BUYER with the amount of any directories left over after the completion of the initial distribution. BUYER will direct SELLER as to where directories are to be moved.

E.   Delivery Records - General
     --------------------------

BUYER shall furnish to SELLER, according to BUYER's schedule, at least 30 days prior to the date on which initial distribution of a new issue is to begin, a set of delivery records in an electronic format. These records show the name, street address and telephone number of each customer and the quantity/type of the directories, which shall be delivered, to each customer. In the case of non-published telephone numbers, the telephone numbers will be omitted or scrambled.

All delivery records furnished by BUYER, and any master routing files, which SELLER established therefrom, and any copy thereof, shall be the property of the BUYER. These delivery records and master routing files shall be protected in accordance with the section entitled, DELIVERY RECORDS LOSS OR DAMAGE, and shall not be used by SELLER for any purpose other than the delivery of BUYER's directories. They shall be maintained as confidential in accordance with the section entitled, BUYER's INFORMATION and the section entitled, USE OF INFORMATION.

F.   Delivery Records
     ----------------

Route Sheets - All general delivery and coin route sheets shall, within three
(3) business days, be returned to the BUYER after the route has been telechecked unless BUYER notifies SELLER of other arrangements.

All large user business customer route sheets must be returned in alphabetical order by name at the close of the distribution.

G.   Regular Customers
     -----------------

A regular customer is defined as a customer receiving less than twenty-five (25) of one type directory. In making distribution of a new issue of a directory, SELLER shall deliver the directories in good condition to each customer shown on the delivery records in accordance with the number and type of directories specified thereon.

All directories shall be delivered by hand in accordance with the following:

1. SELLER shall deliver to each customer shown on the delivery records the number of directories specified thereon, in good condition and in a timely manner and shall record on the delivery records the information called for thereon regarding the delivery or attempted delivery to each customer. Delivery shall be made with the least possible inconvenience to BUYER's customers. In the event a customer is not at home to accept the directory, it is to be left in a place protected from damage and the weather where the customer may easily find it or in accordance with special instructions from BUYER. All directories shall be delivered by hand, provided, however, that SELLER shall mail directories or delivered by parcel service or other means of transportation when instructed by BUYER. If directories are mailed, such mailing shall be in accordance with United States postal regulations applicable to the most economical class of service under which directories may be mailed.

2. The directories must never be left at curbside, placed in or on mailboxes, or be thrown.

3. All directories must be delivered to residential customers' satisfaction. The book will be placed by hinge side of the front door unless otherwise specified by the BUYER or customer.

4. All directories for "Regular" business customers must be delivered inside. A "Regular" business customer is a delivery stop that is not considered a large user.

5. All directories must be placed in plastic bags provided by BUYER unless books are to be delivered inside.

6. In the event of extreme delivery circumstances (i.e. extreme rural areas with long driveways, gated communities, homes with aggressive dogs, etc.), the delivery execution for each possible event will be discussed and mutually agreed upon prior to each delivery. Final solution will be based on reasonableness and safety for the carrier.

H.   Coin Telephone Customers
     ------------------------

If in the event that BUYER requests SELLER to make distribution to Public Telephone Stations, and the binder is deemed inoperable, BUYER requests SELLER to still leave a directory if there is a shelf of flat area available to place it. SELLER shall provide a report to BUYER of all inoperable binder conditions. If making distribution of a new issue of a directory to Cincinnati Bell's public telephone locations, SELLER shall remove any old directory from the binder or housing device and insert the new directory. SELLER will not be required to replace the coin binders.

I.   Large User Business Customers
     -----------------------------

A large user business customer is defined as a customer receiving 25 or greater directories of one type.

1. SELLER will follow instructions provided by BUYER for these customers. Delivery quantities are provided on the customer's delivery record. SELLER will contact each large user business customer to verify directory quantities, coordinate location and time of delivery.

2. Unless otherwise instructed by BUYER, deliveries to large user business customers shall be made in accordance with terms of paragraph G., Regular Customers of this section, Initial Distribution. Directories delivered to large user business customers are not placed in plastic bags.

3. SELLER will obtain a signed receipt from each larger user business customer. In addition to containing the customer's name and address, this form will also contain the quantity of each directory title that was left with the customer. A copy of the receipt will be left with the customer and the original will be kept by SELLER. At conclusion of distribution, SELLER will turn over all signed receipts to BUYER.

4. SELLER will distribute directories, on the first day of the delivery schedule, to designated BUYER locations (e.g., Business Offices, etc.)

J.   Delivery Time
     -------------

SELLER shall complete initial distributions in strict accordance with the delivery schedule specified by the BUYER. The delivery schedule may be changed from time to time by the BUYER. Unless notified otherwise by BUYER, SELLER must deliver a minimum of 65% of the directories by the 15/th/ of the month of issuance of the directory being delivered. 100% must be delivered by the last day of the issuance month of the directory, or SELLER will be ineligible to receive bonus award or term extension.

Within this schedule, SELLER shall comply with all customer requests for additional copies during the specified delivery schedule. Within this schedule, SELLER shall also perform any re-deliveries or re-dispatches due to missed deliveries.

Working days include all days, except nationally recognized holidays and Sundays, unless otherwise authorized by the BUYER.

By mutual agreement, the period for providing additional directories upon request may be extended. The time during which SELLER is delayed in distributing a new issue by neglect of BUYER or by acts of God or other causes which SELLER could not reasonable have foreseen and provided for, shall be added to the time for distribution specified by BUYER.

A delivery is understood to be complete at that point in time when one hundred
(100) percent of all delivery routes have been dispatched, delivered, and returned to the SELLER and the delivery station is closed. A station is closed when the premise has been returned to the Landlord for his use, all equipment, materials/supplies, and products have been returned to BUYER and the SELLER has vacated said premises.

K.   Delivery Hours
     --------------

The SELLER shall deliver all directories with the least possible inconvenience to BUYER's customers. SELLER shall make deliveries to regular and public telephone customers on Monday through Saturday between the hours 8:00 a.m. to sunset unless approval of the BUYER is first secured.

Deliveries to large user business customers shall be made during normal business hours or according to the customers' responses to SELLER's telephone calls (See paragraph I, Large User Business Customers, above).

L.   Performance and Quality Checks
     ------------------------------

The SELLER shall conduct verification of performance and quality on all distributions as follows:

1. Check In/Telephone Quality Check - At the time a delivery person turns in the records of a completed route, a telephone-quality check, in the presence of the delivery person. One per cent (1%) of customers

(with minimum of 5) shall be contacted for each route prior to the SELLER making payment to the delivery contractor. The customers contacted should come from various areas of the route and should be representative of the entire route.

     a. Regular Customers - A minimum of 3% of the regular customers must be called for telechecking. All regular telephone quality checking shall be completed within two (2) business days of route check-in. The calls must be made from a random sampling of delivery stops, calling the beginning, middle and ending segments of the route sheet. Also, the calling should vary from one route sheet to the other. If a "no" call is encountered on a call, then the caller must call the delivery stops on both sides of the "no" response. If both of these calls result in a "yes" response, go to the next route sheet. If another "no" call is encountered, all the remaining customers on the route sheet must be called.

     b.  Large User Business Customers

1. A check-in quality telephone check must be completed and the results of such check must meet the SELLER's delivery quality requirements before SELLER permits the delivery person to deliver another route.

During initial delivery, the SELLER shall furnish a weekly report summarizing the results of the telephone quality checks to the BUYER. This report shall be furnished each Friday before 12:00 p.m. (noon).

2. The SELLER must check all delivery routes for delivery records that are marked by the delivery personnel as unable to locate, moved, over or under delivered quantities or unmarked delivery records. These records shall be telechecked, transferred to dispatch, redelivered and/or mailed and the records updated. Every reasonable attempt shall be made to complete dispatch within forty-eight (48) hours.

M.   Delivery Reports (also see Attachment A for Standard Reports)
     -------------------------------------------------------------
SELLER shall furnish BUYER the following reports:

1. Prior to delivery, reports concerning delivery record discrepancies that are uncovered in the preparation of delivery routes and/or reported by delivery personnel are to be furnished at the completion of delivery.

2. Reports concerning the quantity of routes assigned/completed and directories assigned/delivered shall be furnished daily by 12:00 p.m. (noon).

3. Such other reports as BUYER may request pertinent to the delivery of directories and performance of services.

The SELLER will be held accountable for the accuracy of these reports.

N.   Failure to Perform
     ------------------

If SELLER at any time refuses, neglects or fails in whole or in part, without fault of BUYER, to cause adequate and timely performance of its obligations under this Agreement, BUYER in addition to any other right or remedy provided for by law or in this Agreement, shall have the right to perform or arrange to have performed by others such obligation or obligations at BUYER's cost and expense, provided, however, that SELLER shall pay to BUYER promptly upon presentation of a bill therefore, the amount of BUYER's incurred expenses in connection with said performance which exceeds the amount that would have been payable to SELLER had it been performed properly.

O.   Inserts
     -------

SELLER may in addition to placing a directory (ies) in a delivery bag(s), be requested by BUYER to place an insert(s) or other Marketing material in the delivery bag. Inserts may be segmented to specific demographics.

P.   Excluding Delivery of a Directory
     ---------------------------------

In the event that any of the deliveries are not required by the BUYER during any year of the effective term of this Agreement, that portion of the Agreement shall be considered terminated in accordance with the section, "TERMINATION."

Q.   Extending the Delivery Area of a Directory
     ------------------------------------------

In the event that a delivery is required in a new directory area that is contiguous to or within the BUYER's existing distribution area, the BUYER will provide specifications and notify the SELLER as soon as possible prior to the start of the delivery. SELLER shall provide a delivery cost estimate, including fee, within 30 days of request to be accepted by the BUYER prior to the start date of the delivery. This extended delivery shall be subject to the terms of this Agreement.

If such extended delivery will occur again during the remaining term of this Agreement, then the delivery and its fixed price will become a part of this Agreement.

R.   Attempts to Deliver
     -------------------

BUYER will not specifically reimburse the SELLER for attempting to deliver books. Compensation will be made only for those books actually delivered.

S.   Additional Directory Distribution Expense (Pre-Determined and End of
     --------------------------------------------------------------------
     Delivery Mailings)
     ------------------

BUYER will not be financially responsible for mailing expenses incurred that exceed the agreed upon quantities. Pre-Determined mailing of directories will not exceed 15,000 for both delivery campaigns, unless SELLER obtains written consent from BUYER, and consent should not be reasonably withheld. Additionally, directory quantities for end of delivery mailing will not exceed six-tenths of one percent (.006) for both delivery campaigns, without written consent of BUYER. The SELLER will be financially responsible for actual mailing costs for deliveries exceeding the established thresholds without expressed written consent.

ASSIGNMENT - SELLER shall not assign any right or interest under this Agreement nor delegate any work or other obligation to be performed or owed by SELLER under this Agreement without the prior written consent of BUYER. Any attempted assignment or delegation in contravention of the above shall be void and ineffective. Any assignment of monies shall be void and ineffective to the extent that (1) SELLER shall not have given BUYER at least thirty (30) days prior written notice of such assignment and (2) such assignment attempts to impose upon BUYER obligations to the assignee additional to payment of such monies or to preclude BUYER from dealing solely and directly with SELLER in all matters pertaining to the Agreement. This Agreement may be assigned by BUYER at any time without SELLER's consent to any parent, subsidiary, or affiliate of BUYER or any person or entity that purchases all or substantially all of the assets of BUYER or merges or consolidates with BUYER.

AUTHORITY - In addition to any other limitations contained in this Agreement, SELLER shall not have, nor shall it represent itself as having, any authority to: (a) make contracts in the name of or binding on the BUYER or pledge the BUYER's credit or extend credit in the BUYER's name, (b) make any representations on behalf of the BUYER with respect to the services which are the subject of the Agreement, or incur or assume for the BUYER any liability or obligation other than those undertaken under this Agreement, (c) or execute any receipt or acknowledgement of payment or satisfaction of any debt or obligation owed to the BUYER in the name of the BUYER.

BANKRUPTCY - Either party may terminate this Agreement by notice in writing in the event that the other makes an assignment for the benefit of creditors; or admits in writing inability to pay debts as they mature; or a proceeding is instituted under any provision of the Bankruptcy Reform Act of 1978 (the "Bankruptcy Code") by the other, or against the other, and is acquiesced in or is not dismissed within sixty (60) days, and the other party or a trustee or receiver of the other party does not assume this Agreement, as the case may be, in accordance with Section 365 of the Bankruptcy Code.

BUYER'S INFORMATION - All specifications, drawings, sketches, models, samples, tools, computer programs, technical information, confidential business information or data, written, oral or otherwise ("INFORMATION") obtained by SELLER hereunder or in contemplation hereof shall remain BUYER's property. All copies of such INFORMATION in written, graphic or other tangible form shall be returned to BUYER upon request. Unless such INFORMATION was previously known to SELLER free of any obligation to keep it confidential or has been or is subsequently made public by BUYER or a third party, it shall be kept confidential by SELLER, shall be used only in the filling of orders, or in performing otherwise hereunder, and may be used for other purposes only upon such terms as may be agreed upon in writing by BUYER.

BUYER'S PROPERTY - SELLER shall not use any facilities, equipment, materials storage or office quarters (the "FACILITIES") owned or rented by BUYER for any purpose other than delivery of directories without the prior written approval of BUYER. Approval must be obtained prior to each instance of such usage.

If SELLER actually used any FACILITIES owned or rented by the BUYER, SELLER agrees to indemnify the BUYER for any and all losses, damages, claims, demands, suits and liabilities (including reasonable attorneys' fees) of any kind and nature whatsoever (including but not limited to claims resulting from injuries or death to persons or damage to property) in any way arising out of or resulting from SELLER's maintenance, possession, operation, use, storage or movement of or at the FACILITIES or any accident in connection therewith. SELLER further acknowledges that SELLER accepts the FACILITIES "as is, where is" and that BUYER has no responsibility for their condition or state of repair. SELLER agrees not to remove the FACILITIES from the premises of BUYER and to return the FACILITIES upon completion of use, or at such earlier time as BUYER may request, in the same condition as when received by SELLER, reasonable wear and tear expected. Such use shall be controlled by the section, LIABILITY, INSURANCE, INDEMNITY.

CLAIMS AND DELIVERY COMPLAINTS - SELLER shall, at its expense, during the delivery period and thereafter, receive, investigate and handle all complaints and claims of any nature, whether or not involving personal injury or property damage, in any way arising out of or resulting from delivery, non-delivery or unsatisfactory delivery of the directories. The handling of all claims and complaints shall be done within twenty-four (24) hours after the receipt of such claims and complaints whether reported directly to SELLER by customer or by BUYER. SELLER shall maintain a log of such claims and complaints. The log shall be provided to the BUYER at the end of the distribution unless the BUYER requests it before then. The log will include:

     Customer's Name
     Customer's Address
     Customer's Telephone Number
     Book Involved
     Nature of Complaint
     Root Cause/Resolution

SELLER shall handle all claims and complaints in such a manner as to not involve BUYER in litigation or adversely affect its relations with the public.

COMPLIANCE WITH LAWS - SELLER shall comply with all applicable federal, state, county and local laws, ordinances, regulation and codes (including procurement or required permits or certificates) in SELLER's performance hereunder, irrespective of whether a specification is furnished. This includes, but is not limited to, compliance with the Occupational and Safety Health Act of 1970 as amended, the Small Business Investment Act of 1958 as amended, Vietnam Era Veterans Readjustment Assistance Act of 1972 as amended, the Rehabilitation Act of 1973 as amended, the Americans With Disabilities Act of 1990 and Executive Orders Number 11246 (Equal Employment Opportunity), 11625 (National Program for Minority Business Enterprises), 11701 (Employment of Veterans by Federal Agencies and Government Contractors and Subcontractors), 11758 (Authority Under Rehabilitation Act of 1973), 12138 (Creating a Women's Business Enterprise Policy and Prescribing Arrangements for Developing Coordinating, and Implementing a National Program for Women's Business Enterprise), and any applicable state or local law, rule or regulation affecting safety and health. If materials, services or containers furnished are required to be constructed, packaged, labeled or registered in a prescribed manner, SELLER shall comply with federal law and, in addition, with applicable state or local law. SELLER agrees to defend, indemnify and hold harmless BUYER for any loss, damage, claims, demand expenses, penalty, fine, judgment, settlement or liability sustained because of SELLER's noncompliance.

CONTINGENCY - Neither of the parties shall be held responsible for any delay or failure in performance hereunder caused by fires, strikes, embargos, requirements imposed by Government regulation, civil or military authorities, acts of God or by the public enemy or other similar causes beyond such party's control. However, SELLER's delay or failure to perform shall not be excused by a default of any of its subcontractors or suppliers unless such default arises out of causes beyond the control of both the SELLER and its subcontractor or supplier and without the fault or negligence of either of them, and unless the supplies or services to be furnished by such subcontractor or supplier are not obtainable from other sources. If such contingency occurs, the party injured by the other's inability to perform may elect to: (a) terminate this Agreement or part thereof as to material and/or services not already received; (b) suspend this Agreement for the duration of the delaying cause, buy or sell elsewhere material and/or services to be bought or sold hereunder, and deduct from any commitment the quantity bought or sold of for which commitments have been made elsewhere; or (c) resume performance hereunder once the delaying cause ceases with an option in the injured party to extend the period hereunder up to the length or time the contingency endured. Unless written notice is given within thirty (30) days after such injured party is apprised of the contingency, (c) shall be deemed selected.

CORRECTION OF ERRONEOUS PERFORMANCE - BUYER shall not reimburse SELLER for the expense incurred by SELLER for work required to rectify mistakes made by SELLER or any of its agents or subcontractors in rendering services under this Agreement.

DEFAULT - Time is of the essence to this Agreement. In the event SELLER fails to deliver the Directories and/or complete the performance of services ordered hereunder within the time specified or in accordance with agreed upon schedules, or in the event SELLER is in breach or default of any other term, condition or provision of this Agreement and if such breach or default shall continue for ten days after BUYER notifies SELLER thereof, then, in addition to all other rights and remedies provided hereunder or at law or equity, BUYER shall have the right to cancel this Agreement in whole or in part.

DELIVERY OF OTHER MATTER - SELLER shall not deliver or permit its servants, agents, employees or subcontractors to deliver anything with or in connection with the delivery of BUYER's directories without express written permission from BUYER. SELLER shall distribute with said directories such other matter as BUYER may request SELLER to distribute.

DELIVERY RECORDS LOSS OR DAMAGE - SELLER shall institute procedures to protect BUYER's delivery records and master routing files. Notwithstanding the section entitled CONTINGENCY, if any delivery records and master routing files in graphic, written or machine readable form, owned or furnished by BUYER are lost, damaged or rendered unusable or irretrievable while the delivery records and master routing files are in SELLER's possession or that of SELLER's agents, subcontractors or representatives or under SELLER's or their direction or control, SELLER shall reconstruct the delivery records and master routing file to the condition previously existing at no charge to BUYER within a time specified by

BUYER. (This reconstruction, however, shall not limit BUYER's rights under the section, USE OF INFORMATION). BUYER shall furnish SELLER with source documents or other input data that BUYER has available for such reconstruction. Should SELLER fail to timely reconstruct such delivery records and master routing files, or should such input data be unavailable, SELLER shall be liable for BUYER's cost of regenerating the required delivery records and master routing files and any other economic loss caused to BUYER.

DIRECTORY LOSS OR DAMAGE - All telephone directories are and shall remain the sole property of BUYER. SELLER shall not put them to any use other than distribution pursuant to this Agreement.

SELLER shall be responsible for any loss or damage resulting from any cause whatsoever to copies of all directories while in SELLER's custody (or custody of SELLER's agents, carriers, or other subcontractors), including but not limited to loss or damage in facilities or in transit, and shall reimburse BUYER for loss or damage.

When loss or damage has occurred to directories prior to the time that the SELLER takes custody or possession, the SELLER shall properly note the damage or loss on both the carrier's and consignee's copy of the delivery receipt and trailer log. Each copy of the delivery receipt shall be signed by the SELLER and the carrier's agent. The SELLER shall also request the delivery carrier to inspect damaged material and secure from the carrier an inspection report or waiver of inspection. The SELLER shall also notify the BUYER of the loss or damage immediately after receipt of directories.

The liability of the SELLER for loss or damage to directories shall be limited to the actual replacement value per directory (the replacement value per directory is the price listed in the current year edition of the Telephone Directory Price Catalog, published by the National Yellow Pages Service Association), plus BUYER administrative costs and transportation expenses to deliver replacement directories to SELLER facilities; provided BUYER shall not be required to replace the lost or damaged directories; and provided, however, that SELLER shall not be liable for loss or damage arising from war, nuclear fission or fusion, riot, insurrection, civil disobedience, invasion, hostilities, nor against seizure, destruction or confiscation by order of any Government or public authority if such seizure, destruction, or confiscation did not result from SELLER's acts or omissions.

ENTIRE AGREEMENT - This Agreement shall constitute the entire agreement between the parties and may not be modified or rescinded except by a writing signed by both parties.

The terms hereof are acknowledged to apply specifically and exclusively to this Agreement and are not incorporated in any other agreement except by express and explicit provisions of such agreements.

GOVERNMENT REQUIREMENTS - Appendix A, "GOVERNMENT REQUIREMENTS", shall form a part of this Agreement and any amendment hereto.

IMPLEADER - SELLER agrees that it will not implead or bring any action against BUYER or its employees based on any claim by any person for personal injury or death that occurs in the course of scope of employment of such person by SELLER and that arises out of material or services furnished under this Agreement.

INFRINGEMENT - The following terms apply to an Infringement or claim of Infringement of any patent, trademark, copyright, trade secret or other proprietary interest based on the manufacture, use or sale of any material, services or equipment furnished to BUYER under this Agreement or in contemplation of this Agreement. SELLER shall defend, indemnify and hold harmless BUYER and BUYER's customers for any loss, damage, liabilities, claims, demands expense, penalty, fine, judgment, settlement or liability that may result by reason of any such infringement or claim, except where such Infringement or claim arises solely from SELLER's adherence to BUYER's written instructions or directions which involve the use of merchandise or items other than (1) commercial merchandise which is available on the open market or is the same as such merchandise, or (2) items of SELLER's origin, design or selection. BUYER shall indemnify SELLER in cases where SELLER is acting pursuant to BUYER's written instructions or directions. Each party shall defend or settle at its own expense, any action or suit against the other for which it is responsible under this clause. Each party shall notify the other promptly or any claim of Infringement for which the other is responsible, and shall cooperate with the other in every reasonable way to facilitate defense of any such claim.

Should any of the material, services or equipment furnished to BUYER hereunder or in orders placed hereunder, or in the operation hereof, become the subject of a claim of any Infringement of a patent, trademark, copyright, trade secret or other proprietary interest, SELLER shall, at its expense, and at BUYER's option, either procure for BUYER the right to continue using the material, services or equipment, replace or modify the same so that they become non-infringing, or refund to BUYER the full purchase price of the infringing items.

INVOICE - SELLER's invoice shall be rendered after services are satisfactorily performed. The original invoice and one copy shall be mailed to BUYER at the following address within sixty (60) days of delivery completion and shall include all cost associated with that respective delivery. Original invoices submitted to BUYER after sixty (60) days will be subject to a 1% reduction each month it is delayed. BUYER will not be responsible for carry-over expenses from any previous deliveries. Conversely, a late payment fee of one percent (1%) per month will be applied for any invoice not paid by BUYER within forty-five (45) days from receipt and mutual approval. BUYER will be eligible for a pre-payment discount of 1.2% on 90% of the mutually agreed upon delivery Direct Cost estimated. SELLER will submit an estimate of Direct Cost for each delivery, one month before actual delivery start. BUYER would be required to pay the invoice within 30 days in order to take the discount. Pre-payment Discount invoicing and payment schedule is detailed below. BUYER, at its sole discretion can take the discount, or forfeit the discount and follow the standard invoicing and payment schedule described above.

------------------------------------------------------------------------------
       Delivery                Invoice Date               Payment Date
------------------------------------------------------------------------------
         June                    April 1                      May 1
------------------------------------------------------------------------------
       November                September 1                  October 1
------------------------------------------------------------------------------


Invoices should be sent to:
                           Mr. Jim Carson
                           Manager - Production & Distribution Services
                           Cincinnati Bell Directory
                           312 Plum Street - Suite 900
                           Cincinnati, OH  45202

LIABILITY, INSURANCE, INDEMNITY - All persons furnished by SELLER, including subcontractors, shall be considered solely SELLER's employees or agents; and SELLER shall be responsible for compliance with all laws, rules, and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, payment of wages and payment of taxes, such as unemployment, social security and other payroll taxes, including applicable contributions from such persons when required by law.

SELLER agrees to indemnify, defend and save buyer harmless from any loss, damage, liabilities, claim demands, expense, penalties, fines, judgments or settlements (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made: (1) by any third person for injuries, including death to persons or damage to property, including theft, resulting from SELLER's acts or omissions, or those of persons furnished by SELLER hereunder; (2) by any third person for injuries, including death to persons or damage to property, caused by any material or equipment, if any, supplied by SELLER hereunder in a defective or dangerous condition; or (3) under Worker's Compensation, or similar employer/employee liability acts, against BUYER by persons provided by SELLER. SELLER agrees to defend BUYER at BUYER's request, against any such reasonable liability, claim or demand. The foregoing indemnification shall apply whether SELLER or BUYER defends such suit or claims and whether the death, injury or property damage is caused by the sole acts or omissions of SELLER or by the concurrent acts or omissions of BUYER and SELLER hereunder. BUYER agrees to notify SELLER promptly of any written claims or demands against BUYER for which SELLER is responsible hereunder. If SELLER is defending BUYER in any action, lawsuit or proceeding, SELLER may not settle any such action, suite or proceeding unless SELLER (or its insurer) pays the amount of such settlement.

SELLER shall maintain, during the term thereof, all insurance and/or bonds required by law, including but not limited to:

     1. Workers Compensation insurance as prescribed by the law of the state in which the work is performed.

     2. Employers Liability insurance with limits of at least $250,000 each occurrence.

     3. Comprehensive general liability insurance (including but not limited to product liability and contractual liability coverage), with limits not less than $3,000,000 combined single limits for both bodily injury and/or property damage for any one occurrence.

     4. Comprehensive automobile liability insurance (if the use of automobiles is required), with limits not less than $1,000,000 combined single limits for both bodily injury and/or property damage for any one occurrence.

     5. Excess Liability, in the Umbrella Form and on an Occurrence Basis, with limits of at least $3,000,000 combined single limit for each occurrence.

SELLER agrees that SELLER, SELLER's insurer(s) and anyone claiming by, through, under or in behalf of SELLER shall have no claim, right of action or right of subrogation against BUYER based on any loss or liability insured against under the foregoing insurance.

SELLER shall furnish to BUYER prior to the start of work, certificates or adequate proof of the foregoing insurance.

SELLER shall also require its subcontractors, if any, who may enter upon BUYER premises to maintain similar insurance and to agree to furnish BUYER, if requested, certificates or adequate proof of such insurance. Certificates furnished by SELLER or its subcontractors shall contain an endorsement to the effect that BUYER has been added as an additional insured and shall contain a clause stating the "BUYER is to be notified in writing at least thirty (30) days prior to cancellation of, or any material change in, the policy."

LICENSES - No licenses, express or implied, under any patents, trade names, marks, or copyrights are granted by BUYER to the SELLER under this Agreement.

MISCELLANEOUS SERVICES - SELLER shall perform such miscellaneous services for BUYER as the parties may mutually agree from time to time.

NON-COMPETE - During the term of the AGREEMENT, and any earned extension year's, SELLER and any subsidiaries, and their respective successors and assigns, hereby agrees that it, and they, will not distribute another directory, or directory-type, product in BUYER'S current or rescoped delivery areas.

NON-WAIVER - BUYER's failure at any time to enforce any of the provision of this Agreement or any right or remedy available hereunder or at law or equity, or to exercise any option herein provided will in no way be construed to be a waiver of such provisions, rights, remedies or options or in any way to affect the validity of this Agreement. The exercise by BUYER of any rights, remedies or options provided hereunder or at law or equity shall not preclude or prejudice the exercising thereafter of the same of any other rights, remedies or options provided hereunder or at law or equity shall not preclude or prejudice the exercising thereafter of the same of any other rights, remedies or options.

NOTICES - Any notices or demand which under the terms of this Agreement or under any statue must or may be given or made by SELLER or BUYER shall be in writing and shall be addressed to the respective parties as follows:

         To BUYER:         Mr. John Schwing
                           CFO, Vice President - Finance & Administration
                           Cincinnati Bell Directory, Inc.
                           312 Plum Street, Suite 900
                           Cincinnati, OH  45202

         To SELLER:        Mr. Jim Fowler
                           Executive Vice President
                           Directory Distributing Associates, Inc.
                           160 Corporate Woods Court
                           Bridgeton, MO  63134

Such notice or demand shall be deemed to have been given or made when sent by telegram or other communication or when deposited, postage prepaid in the U.S. Mail.

The above addresses may be changed at any time by giving thirty (30) days prior written notice as provided above.

PERMANENT AND TEMPORARY PERSONNEL - SELLER shall provide and maintain adequate and proper personnel (temporary and permanent) and facilities to satisfactorily accomplish and supervise the work to be performed under this Agreement. Such personnel shall be trained and supervised by SELLER to assure their performance of this Agreement and in a manner acceptable to BUYER.

PHASE-IN/PHASE-OUT - If BUYER selects another supplier to perform work and services similar to those covered by this Agreement for a term subsequent to the termination or to the expiration date of the Agreement, and if BUYER chooses to initiate a phase-out/phase-in program, BUYER will give SELLER reasonable written notice prior to the expiration date of this Agreement. Upon such notification, SELLER shall commence a phase-out/phase-in program in accordance with BUYER's written instructions. SELLER shall cooperate with BUYER and with the incoming supplier to facilitate the phase-out/phase-in program.

PLANT RULES AND GOVERNMENT CLEARANCE - All persons furnished by SELLER shall, while on the premises of BUYER or BUYER's customers, comply with all plant rules and regulations, and, where required by government regulations, submit satisfactory clearance from the U.S. Department of Defense and other federal authorities concerned. SELLER shall acquaint itself with conditions governing the delivery, receipt and storage of materials at the work site so that SELLER will not interfere with BUYER's operations. Storage space will not necessarily be provided adjacent to the work site. Therefore, SELLER shall be expected to select, uncrate, remove and transport materials from the storage areas provided. SELLER shall not stop delay or interfere with BUYER's work schedule without the prior approval of BUYER's Representative. SELLER shall provide and maintain sufficient covering to protect BUYER's stock and equipment from the action of SELLER's work.

PRICING SCHEDULE- See Attachment D for SELLER's Fee Schedule.

PERFORMANCE MEASURE BONUS PLAN- See Attachment "B"

PUBLICITY - SELLER agrees to submit to BUYER all advertising, sales promotion, press releases and other publicity matters relating to the "SERVICES" performed by SELLER under this Agreement wherein BUYER's names or marks are mentioned or language from which the connection of said names or marks therewith may be inferred or implied; and SELLER further agrees not to publish or use such advertising, sales promotion, press releases, or publicity matter without BUYER's prior written approval.

QUALITY COMMITMENT - Quality is a process of assuring conformance to each and every term, condition and specification of this Agreement. SELLER agrees that its commitment to quality and the processes it has in place to fulfill this commitment with respect to each service and material provided by SELLER are primary and material requirements of this Agreement. In addition to other rights and remedy available to BUYER under this Agreement, BUYER reserves the right to assure, throughout the term of this Agreement, SELLER's continued commitment to quality and SELLER agrees to take appropriate steps, as noted by BUYER, to improve SELLER's commitment to quality. If SELLER fails to fulfill this commitment to quality, BUYER may terminate this Agreement per the clause entitled "TERMINATION".

SELLER will demonstrate commitment to a Quality Improvement Process by providing:

1. A published statement of its quality policy signed by an officer of the company;

2.  An established means of measuring the reporting customer satisfaction;

3.  A quality training and awareness program;

4.  A continuous Quality Improvement Process;

5.  An established income Material Quality Inspection Program;

6. An established means of monitoring conformance to requirements for product, materials and/or services; and

7. A demonstrated ability to correct non-conformances by achieving and maintaining the delivery of conforming material to BUYER's agents.

RECORDS AND AUDIT - Seller shall maintain complete and accurate records of all amounts billable to and payments made by BUYER hereunder in accordance with generally accepted accounting practices. SELLER shall retain such records for a period of three (3) years from the date of final payment for material or services covered by this Agreement. SELLER agrees to provide reasonable supporting documentation concerning any disputed amount of invoice to BUYER within thirty (30) days after BUYER provides written notification of the dispute to SELLER. BUYER and its authorized agents and representatives shall have access to such records for purposes of audit during normal business hours during the term of this Agreement and during the respective periods in which SELLER is required to maintain such records. The correctness of SELLER's billing shall be determined from the results of such audits. SELLER shall permit BUYER's representatives to examine and audit such records and all supporting documentation and to reproduce same at reasonable times and places as mutually agreed to by the parties. SELLER's Controller will provide a letter of certification with all billing invoices for directories delivered confirming the accuracy of invoices.

RELEASES VOID - Neither party shall require waivers or releases of any personal rights from representatives or customers of the other in connection with visits to its premises and both parties agree that no such release or waiver shall be pleaded by them or third persons in any action or proceeding.

REPORTS TO SELLER - SELLER shall furnish BUYER such reports as BUYER may request pertaining to the delivery of directories and performance of other services pursuant to this Agreement. Such reports shall be provided in accordance with instruction from BUYER (see Attachment 1).

RESCOPE - From time to time BUYER may change the scope of a delivery. Examples of a rescope include but are not limited to the following: (1) Delivery by hand versus mail, (2) Delivery by mail versus hand, (3) Expansion of a contiguous Cincinnati Bell publishing area (i.e., Cincinnati Yellow Pages directory delivered into the Warren County area which did not receive this directory), and
(4) Development of other directories in a particular area.

With any rescope, BUYER may at its option request competitive quotations for the rescope work. BUYER is not obligated to give the rescope work to SELLER.

If BUYER decides that SELLER will deliver any directory not included in the specifications, BUYER is free of any obligation the SELLER may have for any losses in revenue incurred by the SELLER due to a rescope.

BUYER will provide specifications and notify the SELLER as soon as possible prior to the start of the delivery. SELLER shall provide pricing proposal, with direct expenses and DDA fees, in sufficient time to be accepted by the BUYER. This directory title shall be added to and made a part of this Agreement.

SECURITY REVIEW - SELLER shall permit BUYER to review SELLER's methods and procedures for keeping confidential all information furnished by BUYER including but not limited to Master Information and other material containing information falling within the section, USE OF INFORMATION. SELLER shall comply with all BUYER's requirements for security resulting from such review.

SELLER'S ACCOUNTING RECORDS - SELLER and sub-contractor's books, payrolls, material bills, rental bills, records of special equipment purchases and other accounting records in support of charges to BUYER by SELLER insofar as they relate to work performed under this Agreement shall be available at all reasonable times for inspection or audit by BUYER's authorized representatives.

SELLER'S INFORMATION - No specifications, drawings, sketches, models, samples, tools, computer programs, technical information or data, written, oral or otherwise, furnished by SELLER to BUYER hereunder or in contemplation hereof shall be considered by SELLER to be confidential or proprietary.

SELLER'S ORGANIZATION CHART - The SELLER shall furnish to the BUYER an organization chart. This chart must show the SELLER's structure, its personnel and provide telephone numbers of key personnel. This chart must be updated as changes warrant.

SELLER'S STATUS - In rendering services pursuant to this Agreement, SELLER shall be and is an independent contractor and not an agent, servant or employee of BUYER.

SEVERABILITY - In the event that any one or more of the provisions contained herein shall, for any reason, be held to be unenforceable in any respect, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions never had been contained herein.

SUBCONTRACTING - SELLER shall not, without BUYER's prior written approval, subcontract any portion of the work to be performed hereunder.

SURVIVAL - All obligations hereunder on SELLER's part incurred prior to the cancellation, termination, or expiration of this Agreement or of any order placed hereunder by BUYER shall survive such cancellation, termination, or expiration.

TAXES - BUYER shall be liable for and shall reimburse SELLER only for the following tax payments with respect to the transaction under this Agreement:
Federal Manufacturers' and Retailers' Excise taxes, State and Local Sales taxes and Use taxes, as applicable. Taxes payable by BUYER shall be billed as separate items on SELLER's invoices.

TERMINATION - BUYER may for its convenience and for without cause, at any time, terminate all or part of this Agreement for materials and/or services by written notice to SELLER. Upon termination BUYER shall pay SELLER:

1. All amounts due for services provided by SELLER to BUYER at the rates specified under this Agreement (see attached "Pricing Schedule") up to and including the effective date of termination.

2. The purchase price of all supplies ordered by SELLER for BUYER under this Agreement (not subject to cancellation without penalty or otherwise usable by SELLER's operations) less any salvage value of such material

Such payment will constitute a full and complete discharge of BUYER's obligation under this Agreement. Upon termination of this Agreement, the BUYER shall not be liable to SELLER, either for compensation or for damages of any kind of character whatsoever, whether on account of the loss by SELLER of present or prospective profits, or expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of SELLER's business, or an account of any other clause or thing whatsoever, provided that termination shall not prejudice or otherwise affect the rights or liabilities of the parties with respect to services theretofore provided under this Agreement.

The SELLER shall complete expeditiously any delivery in process, as defined in the section, WORK IN PROGRESS, at the effective date of termination.

Upon termination of expiration of this Agreement, all routing plans, delivery personnel lists, maps, miscellaneous aids, delivery records, etc. which are used by SELLER for performing this Agreement, if not already owned by BUYER, become the BUYER's property at no cost to BUYER. SELLER shall deliver such items, in accordance with the BUYER's instructions.

USE OF INFORMATION - All information in written, printed, graphic or other form furnished to SELLER under this Agreement or in contemplation of this Agreement remains BUYER's property, shall be kept confidential by SELLER and shall be returned to BUYER at its request. SELLER agrees that such information shall be used solely for the performance of the services and that SELLER shall not use or permit others to use such information or any part thereof, printed or otherwise, for any other purpose unless so directed in writing by BUYER. SELLER shall keep confidential and safeguard all material or portions thereof covered by this Agreement now or hereafter in SELLER's possession and prevent their use by any other person or persons. SELLER shall promptly destroy all extra proofs and copies of any of the material or portion thereof. SELLER hereby agrees to save us harmless from loss or liability resulting, or that hereafter may be claimed to have resulted, from any failure by SELLER, SELLER's employees, SELLER's agents, SELLER's representatives or SELLER's subcontractors to comply with the terms of this section.

WARRANTY - SELLER expressly warrants to BUYER and its customers that all material furnished under this Agreement will be new, will be free from defects in design, material, and workmanship, will conform to and perform in accordance with specifications, drawings, and samples and will be free from all liens and encumbrances. SELLER warrants that its employees and agents will be duly qualified and skilled in the areas in which their services are to be utilized. SELLER also warrants that the BUYER's customers shall be satisfied with the services provided by the SELLER. All warranties shall survive inspection, acceptance and payment. Material or services not conforming to these warranties will promptly be repaired, re-performed, adjusted, or replaced by SELLER at no cost to BUYER or its customers.

WORK INSPECTIONS - BUYER shall have the right to make such inspections of SELLER sub-contractor records, as it may deem necessary in order to determine that the work of SELLER is being done properly and in accordance with BUYER's instructions. Such inspections do not relieve SELLER from responsibility for performance under this Agreement.

WORK IN PROCESS - If any work is in process at the expiration or termination of this Agreement, this Agreement shall automatically extend to cover its completion. Work in process is defined as work necessary to complete an initial distribution, as defined in the section, "INITIAL DISTRIBUTION", which has already begun as of the expiration or termination date of this Agreement.

EXECUTION - Authorized representative of the BUYER and SELLER hereby execute this Agreement including any attachments and/or appendices attached hereto and made a part hereof.

GOVERNING LAW - This Agreement shall be deemed to have been entered into in Cincinnati, Ohio, and all questions concerning the validity, interpretation, or performance of any of its terms or provisions, or of any rights or obligations of the parties hereto, shall be governed by the laws of the State of Ohio. Any dispute shall be litigated in the Common Pleas Court of Hamilton County, Ohio or the United States District Court sitting in Cincinnati, Ohio.

ACCEPTANCE - This Agreement will become effective only upon acceptance by BUYER, evidenced by its execution of this Agreement by an authorized officer. This Agreement supersedes any prior proposal or agreement between the SELLER and BUYER and constitutes the entire agreement between the parties. There are no representations with respect to the subject matter hereof except as specifically set forth herein. This agreement may not be modified or supplemented except by a writing signed by the parties.

Date Accepted: March 3, 2003                 Date Accepted: March 13, 2003
               ------------------------                     --------------------

By:        /s/  Douglas A. Myers             By:       /s/  John W. Runk
   ------------------------------------         --------------------------------

Title: President and CEO                     Title: President and Chairman
       --------------------------------             ----------------------------